CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

Gary V. Campbell, CPA, Ltd.
To Whom It May Concern:

We consent to the use of Datascension, Inc. on Form 10-KSB of our Auditors Report, dated March 30, 2004, on the balance sheet of Datascension, Inc. as of December 31, 2003 and the related statement of income and accumulated deficit from January 1, 2004 to December 31, 2004, changes in stockholders equity, and cash flows for the year ended December 31, 2003.

/s/ Gary V. Campbell, CPA
-------------------------
Gary V. Campbell, CPA, Ltd.